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Exhibit 21

WATSON WYATT WORLDWIDE, INC.

SUBSIDIARIES

(9-30-07)

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION/ ORGANIZATION
Watson Wyatt Argentina S.A.	Argentina
Watson Wyatt Australia Pty Ltd	Australia
Wycomp Pty Ltd	Australia
Watson Wyatt Superannuation Pty Ltd	Australia
Watson Wyatt (Austria) GmbH	Austria
Watson Wyatt Insurance and Financial Services SA	Belgium
Watson Wyatt NV	Belgium
Watson Wyatt Brasil Ltda	Brazil
Watson Wyatt Canada ULC	Canada
Watson Wyatt Chile S.A.	Chile
Corredores de Seguros Watson Wyatt Limitada	Chile
Watson Wyatt Consultancy (Shanghai) Ltd	China
Watson Wyatt Consultancy (Shenzhen) Ltd	China
Watson Wyatt Consultores Colombia S.A.	Colombia
Watson Wyatt Colombia S.A.	Colombia
Watson Wyatt & Company	Delaware
Wyatt Data Services, Inc.	Delaware
Watson Wyatt Investment Consulting, Inc.	Delaware
Watson Wyatt Insurance Consulting, Inc.	Delaware
Watson Wyatt Insurance and Financial Services, Inc.	Delaware
Watson Wyatt Canadian Holdings, Inc.	Delaware
Watson Wyatt European Investment Holdings, Inc.	Delaware
Watson Wyatt European Investment Holdings 1, LLC	Delaware
Watson Wyatt European Investment Holdings 2, LLC	Delaware
Watson Wyatt SARL	France
Watson Wyatt (France) Sarl	France
Buck Heissmann Sarl 2	France
Watson Wyatt Heissmann (Dussledorf) GmbH	Germany
Watson Wyatt Heissmann (Munchen-Frankfurt) GmbH	Germany
Watson Wyatt Insurance Consulting GmbH	Germany

Watson Wyatt Heissmann GmbH	Germany
Buck Heissmann Holdings GmbH	Germany
IPC Heissmann Versicherungsservice GmbH	Germany
Verlag Arbeit Und Alter GmbH	Germany
Heissmann Consultants GmbH	Germany
PM&S Pensions-managment und Sicherungs-Treuhand AG	Germany
Buck Heissmann GmbH	Germany
Watson Wyatt Insurance Consulting Ltd	Hong Kong
Watson Wyatt Hong Kong Limited	Hong Kong
Watson Wyatt Investment Consulting Hong Kong Limited	Hong Kong
Watson Wyatt Kft	Hungary
Watson Wyatt Insurance Consulting Private Ltd	India
Watson Wyatt India Private Limited	India
PT Watson Wyatt Purbajaga	Indonesia
PT Watson Wyatt Indonesia	Indonesia
Watson Wyatt (Ireland) Limited	Ireland
Watson Wyatt Consulting Limited	Ireland
BCI Trustees Limited	Ireland
Watson Wyatt Italia Srl	Italy
Watson Wyatt Insurance Consulting KK	Japan
Watson Wyatt KK	Japan
Watson Wyatt Insurance Consulting (Korea) Limited	Korea, Republic of
Watson Wyatt (Malaysia) Sdn Bhd	Malaysia
Watson Wyatt Holdings (Mauritius) Limited	Mauritius
Watson Wyatt Mexico, S.A. de C.V.	Mexico
Watson Wyatt European Region BV	Netherlands
Watson Wyatt Insurance Consulting BV	Netherlands
Watson Wyatt BV	Netherlands
Watson Wyatt (Woerden) B.V.	Netherlands
Watson Wyatt International, Inc.	Nevada
Watson Wyatt Philippines, Inc.	Philippines
Watson Wyatt Puerto Rico, Inc.	Puerto Rico
Watson Wyatt Insurance Consulting Pte Ltd	Singapore
Watson Wyatt Singapore Pte Ltd	Singapore
Watson Wyatt Insurance Consulting (Spain) SA	Spain

Watson Wyatt de Espana SA	Spain
Watson Wyatt AB	Sweden
Watson Wyatt AG	Switzerland
Watson Wyatt (Thailand) Limited	Thailand
Watson Wyatt Limited	United Kingdom
Watson Wyatt Holdings Limited	United Kingdom
Watson Wyatt Trustees Limited	United Kingdom
The Wyatt Company Holdings Limited	United Kingdom
Watson Wyatt Services Limited	United Kingdom
Watson Wyatt Pretium Limited	United Kingdom
Watson Wyatt Holdings (Europe) Limited	United Kingdom
Watson Wyatt International Limited	United Kingdom
Watson Wyatt Insurance & Financial Services Consulting Holdings Limited	United Kingdom
Watson Wyatt European Region Limited	United Kingdom
Watson Wyatt European Investment Holdings Limited	United Kingdom
Watsons Pensioneer Trustees Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 1 Limited	United Kingdom
PCL Limited	United Kingdom
PCL 1991 Limited	United Kingdom
Wyatt Trustee Limited	United Kingdom
The Wyatt Company (UK) Limited	United Kingdom
Wyatt Pension Plan Trustee Limited	United Kingdom
Wyatt Financial Services Limited	United Kingdom
Watsons International Limited	United Kingdom
RWS Trustee Limited	United Kingdom
Watson Wyatt Healthcare Trustees Limited	United Kingdom
Watson Wyatt (UK) Acquisitions 2 Limited	United Kingdom
Watson Wyatt European Investment Limited Partnership	United Kingdom
Watson Wyatt Uruguay S.A.	Uruguay

(a)
All of these subsidiaries do business under their own name or under the name Watson Wyatt Worldwide.

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  Exhibit 21
WATSON WYATT WORLDWIDE, INC. SUBSIDIARIES (9-30-07)